Exhibit 10.103

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of November 9, 2000, is to the Purchase and Sale Agreement, dated as of November 25, 1997 and amended by the First Amendment thereto dated as of July 22, 1999 (the “Purchase Agreement”) between SPIRIT OF AMERICA NATIONAL BANK., a national banking association (“Spirit”), as Seller, and CHARMING SHOPPES RECEIVABLES CORP. (“CSRC”), as Purchaser. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, Spirit and CSRC have entered into the Purchase Agreement pursuant to which Spirit transfers Receivables to CSRC from time to time;

WHEREAS, CSRC is a party to the Pooling and Servicing Agreement pursuant to which CSRC transfers Receivables to the Trust from time to time and Spirit acts as Servicer; and

WHEREAS, Spirit and CSRC desire to amend the Purchase Agreement to clarify the intended treatment of the transfers thereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment. Section 1.1(d) of the Purchase Agreement is hereby amended by adding the following sentence to the beginning of the second paragraph thereof:

“The parties hereto intend to treat, and hereby agree to so treat, the transfers of Accounts and Related Assets by the Seller to the Purchaser pursuant to this Agreement as sales, and not secured borrowings, for accounting purposes under generally accepted accounting principles in effect in the United States from time to time.”

SECTION 2. Amendment Date. This Amendment shall become effective upon the date (the “Amendment Date”) on which Spirit shall have received executed counterpart signatures pages of this Amendment from each of the parties hereto.

SECTION 3. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4. Ratification of the Purchase Agreement. From and after the Amendment Date, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and references to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith, shall, in each case, mean and be a reference to the Purchase Agreement as amended hereby. Except as otherwise amended by this Amendment, the Purchase Agreement shall continue in full force and effect and is hereby ratified and confirmed.

SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SPIRIT OF AMERICA NATIONAL BANK

By:	/s/ Eric M. Specter
Name:	Eric M. Specter
Title:	Vice President

CHARMING SHOPPES RECEIVABLES CORP.

By:	/s/ Kirk R. Simme
Name:	Kirk R. Simme
Title:	Vice President